EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-115219, 333-87444, 333-94749, 333-90669, 333-83989, and 333-83157) pertaining to the 2004 Equity Incentive Plan, the 1999 Stock Plan, the 1996 Stock Option/Stock Incentive Plan, the 1994 Stock Option Plan, the 1991 Employee Stock Plan, the 1990 Stock Option/Stock Incentive Plan, and the Genentech, Inc. Tax Reduction Investment Plan, and the Registration Statement on Form S-3 (No. 333-37072) pertaining to resales of common shares deliverable upon the exchange of Liquid Yield Option Notes, and in the related Prospectuses, of Genentech, Inc. of our reports dated February 18, 2005, with respect to the consolidated financial statements and schedule of Genentech, Inc., Genentech, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Genentech, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ ERNST & YOUNG LLP

Palo Alto, California
February 24, 2005